Exhibit 99.5

           (Text of graph posted to Ashland Inc.'s website concerning
                      Ashland Specialty Chemical's revenue)

                         Net Monthly Sales ($, Millions)


           2000        2001         2002        2003        2004         2005
          ------      ------       ------      ------      ------       ------

January    87.7        84.4         83.4        90.1        95.6        135.6
February   92.9        84.1         91.1        97.7       114.2        142.5
March     102.5        91.3         88.2       101.8       119.2        155.7
April      93.4        88.0        100.3       106.5       122.4        159.8
May        96.7        90.7        100.5       104.3       116.0        162.6
June       98.3       102.9         98.9       108.6       127.6        161.7
July       88.3        94.5         95.7       104.0       122.1        141.8
August     97.2        95.5        100.9       110.3       125.6        156.7
September  91.8        91.2         97.8        96.2       121.3        147.2
October    94.0        99.4        105.7       115.9       133.8        156.8
November   90.0        91.4         96.1       102.9       136.0        153.4
December   84.3        82.4         90.6       103.7       129.8        138.4


                12 Month Net Sales Rolling Average ($, Millions)

           2000         2001        2002        2003         2004        2005
          ------       ------      ------      ------       ------      ------

January    94.4         92.8        91.2        96.3        104.0       125.3
February   94.7         92.1        91.8        96.9        105.3       127.7
March      94.9         91.1        91.6        98.0        106.8       130.7
April      94.4         90.7        92.6        98.5        108.1       133.8
May        94.9         90.2        93.4        98.8        109.1       137.7
June       95.1         90.6        93.1        99.7        110.7       140.5
July       94.7         91.1        93.2       100.3        112.2       142.2
August     94.3         90.9        93.6       101.1        113.5       144.8
September  93.9         90.9        94.2       101.0        115.5       146.9
October    93.9         91.3        94.7       101.8        117.0       148.8
November   93.7         91.5        95.1       102.4        119.8       150.3
December   93.1         91.3        95.8       103.5        122.0       151.0